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                                                                  EXHIBIT 10.39

                                AMENDMENT NO. 3
                               TO LEASE AGREEMENT

         This Amendment No. 3 to Lease Agreement made and entered into this 27th day of November, 1996, by and between St. Paul Properties, Inc., a Delaware corporation ("Landlord") and Protein Design Labs, Inc., a Delaware corporation ("Tenant").

                                  WITNESSETH:
         WHEREAS, Landlord and Tenant are the parties to that certain Lease Agreement dated February 10, 1992 (the "Original Lease") and amended July 8, 1995, (the "Amendment No. 1") with regard to the leasing of approximately 38,270 square feet, and amended October 25, 1994 (the "Amendment No. 2") for the leasing of an additional 4,005 square feet in the building owned by Landlord and located in 3955 Annapolis Lane, Plymouth, Minnesota as more particularly described in Exhibit "A" to the Original Lease, (the Original Lease, Amendment No. 1 and Amendment No. 2 are referred to collectively as the "Lease"); and

         WHEREAS, Landlord and Tenant desire to amend the Lease in order to provide for the extension of the Lease and the expansion of the building and other terms and conditions in said building, as more particularly described in Exhibit "A" attached to this Amendment No. 3 (the "Building Expansion").

         NOW, THEREFORE, in consideration of the foregoing, and the following covenants and agreements, and for the good and valuable consideration, the receipt and adequacy whereof is hereby acknowledged by the parties, Landlord and Tenant hereby agrees as follows:

1. Unless otherwise indicated, capitalized terms shall be defined as set forth in the Lease.

2. Landlord hereby leases to Tenant and Tenant hereby takes from Landlord the Leased Premises (consisting of 42,475 square feet as demised under the Original Lease and Amendment No. 2) for an additional period of sixty (60) months commencing March 1, 1999 through February 29, 2004 (the "Lease Extension Period") and in all other respects subject to the terms and conditions of the Lease, except as otherwise expressly provided herein.

3. The Base Rent for the Lease Extension Period shall be $9.02 per square foot or $31,927.00 per month.

4. Tenant shall have a first option to renew the Lease for a period of five (5) years (for the period March 1, 2004 through February 28,
         2009). Tenant may, through the delivery of written notice to Landlord (the "First Notice of Exercise"), delivered not later than August 31, 2002, renew this Lease for five (5) years, upon all the same terms and conditions as set forth in this Lease; provided, however, that (a) the square footage of the Leased Premises during the option granted pursuant to this Paragraph 4 shall be 44,788 square feet; and (b) the rental rate shall be at the then current market rates; and (c) in no event shall the Base Rent in the option term be less than the Base Rent paid in the year immediately preceding the first option period.

         Upon delivery of the First Notice of Exercise, the parties shall proceed in good faith to negotiate the market rental for Tenant's occupancy of the Premises. If no agreement is reached as to such rental within twenty (20) days after the delivery of the First Notice of Exercise, such rent shall be determined in accordance with the appraisal procedure (the "Appraisal Procedure") outlined in Paragraph 44 of the Original Lease.

         Notwithstanding the provision of the preceding paragraphs, Tenant shall have said option rights provided that Tenant has not been in default of any of the terms, covenants and conditions of the Lease.

5. Tenant shall have a second option to renew the Lease for five (5) years (for the period March 1, 2009 through February 28, 2014) in the event Tenant exercises its first option as outlined in Article 4 of this Amendment (the "Second Renewal Option"). In the event there has been no default by Tenant, Tenant may, through the delivery of written notice to Landlord (the "Second Notice of Exercise"), delivered not later than August 31, 2007, renew this Lease for five (5) years, upon all the same terms and conditions as set forth in this Lease; provided, however, that (a) the square footage of the Leased Premises during the option granted pursuant to this Paragraph 5 shall be 44,788 square feet; and (b) the rental rate shall be at the then current market rates; and (c) in no event shall the Base Rent in the option term be less than the Base Rent paid in the year immediately preceding the second renewal option period.

         Upon delivery of the Second Notice of Exercise, the parties shall proceed in good faith to negotiate the market rental for Tenant's occupancy of the Premises. If no agreement is reached as to such rental within twenty (20) days after the delivery of the Second Notice of Exercise, such rent shall be determined in accordance with the appraisal procedure (the "Appraisal Procedure") outlined in Paragraph 44 of the Original Lease.

         Notwithstanding the provision of the preceding paragraphs, Tenant shall have said option rights provided that Tenant has not been in default of any of the terms, covenants and conditions of the Lease.
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Amendment No. 3
Protein Design Labs, Inc.
Page 2 of 2

         Notwithstanding the foregoing, the Second Renewal Option contemplated by this Paragraph 5 shall automatically terminate and become null and void and of no further force and effect upon the earlier to occur of
         (i) the expiration or termination of this Lease, (ii) the termination of Tenant's right to possession of the Premises in accordance with the terms of the Lease, or (iii) the failure of Tenant to timely or properly exercise the rights granted by this Paragraph 5 or the rights granted by Paragraph 4 hereof. The right contemplated by this Paragraph 5 shall not survive the expiration or termination of this Lease, and shall not be available to any assignee, sublessee or successor to Tenant's interests hereunder.

6.       Landlord and Tenant agree that the building shall be expanded in accordance with plans and specifications dated as follows: Site 1, dated October 25, 1996
          -  A-1, Floor Plan dated October 25, 1996
          -  A-2, Ref. Ceiling & Roof Plan dated October 25, 1996
          -  A-3, Elevations & Details dated October 25, 1996
          -  A-4, Wall Sections dated October 25, 1996
          -  D-1, Demo Plan dated October 25, 1996
         as prepared by Genesis Architecture and marked Exhibit "A" the "Building Expansion" attached hereto.

         All work and other associated costs, as provided in Article 6 above, for the interior and exterior "Building Expansion" improvements to be completed by Welsh Construction at Tenant's sole cost and expense.

         Landlord reserves the right, upon written notice to Tenant, at the expiration of this Lease, as the same may be extended, to require Tenant to remove the "Building Expansion" corridor portion only; if Landlord deems, in its sole judgment, it wants the corridor removed. Such removal shall be completed at Tenant's sole cost and all building exterior conditions shall be restored consistent with the then existing conditions of the exterior of the building.

7. Article 43 of the Rider to the original Lease Agreement and Article 7 of Amendment No. 1 and Articles 5 and 6 of Amendment No. 2 shall be deleted and of no further force and effect.

8.       Reference to an Effect on the Lease:
         a. Upon the effectiveness of this Amendment No. 3, each reference in the Lease to "this Lease", "hereunder", "hereof", "herein" or words of like import referring to the Lease shall mean and be a reference to the Lease as amended hereby. b. Except as specifically set forth above, the Lease remains in full force and effect and is hereby ratified and confirmed; provided, however, that the parties agree that the rights and obligations of each of them occurring prior to the Extension Commencement Date shall survive the execution and delivery of this Amendment. c. Wherever there exists a conflict between this Amendment and the Lease, the provisions of this Amendment shall control.

9. Governing Law. This Amendment No. 3 shall be governed by and construed in accordance with the laws of the State of Minnesota.

10.      Headings.   Section headings in this Amendment No. 3 are included
         herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose

         IN WITNESS WHEREOF, the parties have executed this Amendment No. 3 to Lease Agreement as of the year and date first above written.


Tenant:                                        Landlord:
PROTEIN DESIGN LABS, INC.                      ST. PAUL PROPERTIES, INC.
a Delaware corporation                         a Delaware corporation

By:      /s/ Laurence Jay Korn                 By:   /s/ R. William Inserra
    ----------------------------                   ----------------------------
         Dr. Laurence Korn                           R. William Inserra

Its:                                           Its:
    ----------------------------                   ----------------------------
     Chief Executive Officer                              Vice President

Date:                                          Date:
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